TERMINATION AGREEMENT
                              ---------------------

     THIS  TERMINATION  AGREEMENT  (the  "Agreement")  is  made and entered into
                                          ---------
effective as of April 19, 2005, by and between FALCON NATURAL GAS CORP., a Nevada corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware
                         -------
limited  partnership  (the  "Buyer").
                             -----

                                    Recitals:
                                    --------

     WHEREAS, the Company and the Buyer entered into a Securities Purchase Agreement (the "Securities Purchase Agreement"); a Convertible Debenture issued
                 -----------------------------
to  Buyer, in the amount of Five Hundred Thousand Dollars ($500,000) (the "First
                                                                           -----
Debenture"); a second Convertible Debenture issued to the Buyer in the amount of
---------
Five  Thousand  Dollars  ($500,000)  (the "Second Debenture") (collectively, the
                                           ----------------
"Convertible  Debentures");  a Security Agreement (the "Security Agreement"); an
   ---------------------                                ------------------
Escrow  Agreement  (the  "Escrow  Agreement");  Irrevocable  Transfer  Agent
                          -----------------
Instructions  (the  "Irrevocable  Transfer  Agent Instructions") and an Investor
                     -----------------------------------------
Registration  Rights  Agreement  (the "Investor Registration Rights Agreement");
                                       --------------------------------------
all of which are dated November 19, 2004 (collectively, the Securities Purchase Agreement, Convertible Debentures issued thereto, the Security Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions and the Investor Registration Rights Agreement are referred to as the "Transaction Documents)."
                                                        ---------------------

     NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Termination.  The  Transaction Documents are hereby terminated, as are
          -----------
          the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

                     [SIGNATURE BLOCK ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have signed and delivered this Termination Agreement on the date first set forth above.

                                   FALCON  NATURAL  GAS  CORP.

                                   By: /s/ Massimiliano  Pozzoni
                                      ---------------------------
                                   Name:  Massimiliano  Pozzoni
                                   Title:  Vice-President

                                   CORNELL  CAPITAL  PARTNERS,  LP

                                   BY:   YORKVILLE  ADVISORS,  LLC
                                   ITS:  GENERAL  PARTNER

                                         By: /s/ Mark  Angelo
                                            ---------------------
                                         Name  Mark  Angelo
                                         Title:  Managing  Member